Natural Health Trends Corp. Announces Second Quarter and Six Months 2007 Results

DALLAS, TX -- 08/01/2007 -- Natural Health Trends Corp. (NASDAQ: BHIP) today announced its financial results for the quarter ended June 30, 2007.

Sales in the second quarter of 2007 were $25.2 million, compared to $36.3 million and $21.5 million for the second quarter a year ago and the first quarter of 2007, respectively. Changes in the Hong Kong-based sales accounted for most of the decrease year-on-year and the increase over the preceding quarter.

As of June 30, 2007, the Company had 75,000 active distributors, compared to 114,000 and 82,000 active distributors at the end of the second quarter of 2006 and at the end of the first quarter of 2007, respectively. The Company considers a distributor "active" if they have placed at least one product order during the preceding year.

For the second quarter of 2007, the Company incurred a net loss of $1.5 million, compared to a net loss of $2.8 million a year ago in the comparable quarter, and a net loss of $5.0 million in the prior quarter. Loss applicable to common stockholders for the second quarter of 2007 was $0.37 per share, compared to a loss of $0.34 per share a year ago in the comparable quarter, and a loss of $0.61 per share in the prior quarter. For the second quarter of 2007, loss applicable to common stockholders included an aggregate deduction of $1.6 million for the beneficial conversion feature and accumulated dividends on the Series A preferred stock issued May 4, 2007.

As of June 30, 2007, the Company's cash and cash equivalents totaled $11.6 million, including $2.0 million in China that may not be freely transferable to other countries because the Company's Chinese subsidiary is subject to a business license capitalization requirement.

Chris Sharng, the Company's President, said, "The Chinese regulatory environment continues to be challenging. Though we think more public relations investment should help cultivate a more positive atmosphere for us, our short-term sales prospect is difficult to forecast. On the other hand, a lot of progress was made over areas we have more control. Our management team implemented a commission enhancement program that is expected to start decreasing distributor commissions as a percentage of sales in the 3rd quarter, while enabling up-and-coming members to start earning commission checks much faster. Also in the quarter, we completed the bulk of our SG&A reduction programs, significantly lowering our overhead in Japan and Mexico. In May, we revitalized our product development programs by launching two new products called 'Ge-Gen™ Fit Factor™' and 'Ge-Gen™ The Orange Pill™' through a brand new global retail platform where independent distributors can customize their product packages as they so desire. All in all, we were able to achieve some accomplishments and we also acknowledge that much more needs to be done."

The Company will host a conference call at 11:30 a.m. EDT, August 2, 2007. Those who wish to participate in the conference call may telephone (800) 430-2053, or (973) 935-8769 for international callers, pass code 9080978, 15 minutes before 11:30 a.m. EDT. If you cannot participate in the call, but wish to hear it, you may login to Natural Health Trends Corp.'s homepage at www.naturalhealthtrendscorp.com and click on the conference call 1 1/2 hours after the completion of the call.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries in 15 countries throughout Asia, North America, Europe and Latin America. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company's website, and management encourages interested parties to register for updated corporate information via email on the Company's home page, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                     NATURAL HEALTH TRENDS CORP.

                    CONSOLIDATED BALANCE SHEETS
                   (In Thousands, Except Share Data)

                                                December 31,     June 30,
                                                    2006           2007
                                                -------------  -----------
                                                               (Unaudited)
                        ASSETS
Current assets:
   Cash and cash equivalents                    $      11,936  $    11,558
   Restricted cash                                        455          438
   Certificates of deposit                              1,277          540
   Accounts receivable                                    462          828
   Inventories, net                                     5,857        4,219
   Other current assets                                 2,639        1,934
                                                -------------  -----------
Total current assets                                   22,626       19,517
Property and equipment, net                             2,944        1,956
Goodwill                                               14,145       14,145
Intangible assets, net                                  3,400        3,000
Restricted cash                                         4,142        4,896
Deferred tax assets                                       208          211
Other assets                                            1,120          883
                                                -------------  -----------
Total assets                                    $      48,585  $    44,608
                                                =============  ===========

         LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
   Accounts payable                             $       3,424  $     2,658
   Income taxes payable                                   281          501
   Accrued distributor commissions                      3,852        3,776
   Other accrued expenses                               5,255        5,737
   Deferred revenue                                     5,641        4,883
   Other current liabilities                            3,135        3,161
                                                -------------  -----------
Total current liabilities                              21,588       20,716
Commitments and contingencies
Minority interest                                          22           22
Stockholders’ equity:
   Preferred stock, $0.001 par value,
    5,000,000 shares authorized; 1,761,900
    shares designated Series A convertible
    preferred stock, 1,759,307 shares issued
    and outstanding at June 30, 2007,
    aggregate liquidation value of $3,024 at
    June 30, 2007                                           -        1,574
   Common stock, $0.001 par value, 50,000,000
    shares authorized, 8,199,933 and 9,009,119
    shares issued and outstanding at December
    31, 2006 and June 30, 2007                             8            9
   Additional paid-in capital                         70,042       73,168
   Accumulated deficit                               (44,128)     (52,200)
   Accumulated other comprehensive income:
      Foreign currency translation adjustment           1,053        1,319
                                                -------------  -----------
Total stockholders’ equity                             26,975       23,870
                                                -------------  -----------
Total liabilities and stockholders’ equity      $      48,585  $    44,608
                                                =============  ===========

            NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                (In Thousands, Except Per Share Data)

                                 Three Months Ended     Six Months Ended
                                      June 30,              June 30,
                                --------------------  --------------------
                                  2006       2007       2006       2007
                                ---------  ---------  ---------  ---------

Net sales                       $  36,321  $  25,181  $  75,795  $  46,696
Cost of sales                       8,531      5,970     16,773     11,667
                                ---------  ---------  ---------  ---------
Gross profit                       27,790     19,211     59,022     35,029
% of net sales                       76.5%      76.3%      77.9%      75.0%

Operating expenses:
    Distributor commissions        18,761     12,496     39,446     22,920
    % of net sales                   51.7%      49.6%      52.0%      49.1%

    Selling, general and
     administrative expenses       12,183      8,419     23,738     18,829
    Recovery of KGC receivable       (314)      (419)      (314)      (419)
                                ---------  ---------  ---------  ---------
Total operating expenses           30,630     20,496     62,870     41,330
                                ---------  ---------  ---------  ---------
Loss from operations               (2,840)    (1,285)    (3,848)    (6,301)
Other income (expense), net           228        (22)       387        167
                                ---------  ---------  ---------  ---------
Loss before income taxes and
 minority interest                 (2,612)    (1,307)    (3,461)    (6,134)
Income tax provision                 (189)      (153)      (444)      (363)
Minority interest                     (14)         -        (44)        (1)
                                ---------  ---------  ---------  ---------
Net loss                           (2,815)    (1,460)    (3,949)    (6,498)

Beneficial conversion feature
 on preferred stock                     -     (1,574)         -     (1,574)
Preferred stock dividends               -        (33)         -        (33)
                                ---------  ---------  ---------  ---------
Net loss attributable to common
 stockholders                   $  (2,815) $  (3,067) $  (3,949) $  (8,105)
                                =========  =========  =========  =========

Loss per share - basic and
 diluted                        $   (0.34) $   (0.37) $   (0.50) $   (0.98)
                                =========  =========  =========  =========

Weighted-average number of
 shares outstanding                 8,200      8,284      7,957      8,242
                                =========  =========  =========  =========

Contact:

Chris Sharng
President
Natural Health Trends Corp.
(972) 241-4080